UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): December 15, 1997



                              KENETECH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
        (State or Other Jurisdiction of Incorporation or Organization)


            33-53132                                       94-3009803
      (Commission File Number)                           (I.R.S.Employer
                                                      Identification Number)


       500 Sansome Street, Suite 300
          San Francisco, California                             94111
    (Address of Principal Executive Offices)                  (Zip Code)


                                (415) 398-3825
             (Registrant's Telephone Number, Including Area Code)





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ITEM 5.  OTHER EVENTS.

     Annexed hereto as Exhibit 99.1 and incorporated herein by reference is a press release jointly issued on December 15, 1997 by KENETECH Energy Systems, Inc., a wholly-owned subsidiary of the Registrant ("KES"), and Enron
International, a wholly-owned subsidiary of Enron Corporation ("Enron"), announcing that financial close has been achieved on the $670 million
EcoElectrica Liquefied Natural Gas Terminal and Cogeneration Project (the "Project") to be located in the Penuelas/Guayanilla area on the south coast of Puerto Rico. KES and Enron, either directly or through subsidiaries, jointly developed and each owns 50% of the Project. It is the intent of the Registrant to sell KES' interest in the Project during 1998.

     Notwithstanding the above events, the liquidity of KENETECH Corporation and its consolidated subsidiaries (the "Company") will continue to be severely constrained. The Company expects to generate operating losses prior to the sale of the Project due to administrative expenses with no corresponding revenue and interest expense on debt. These factors raise substantial doubt about the Company's ability to continue as a going concern in its current form. In addition, there can be no assurance that the Company will be successful in implementing the sale of the Project, that substantial proceeds will be received, or that the Company will continue as a going concern. Management believes that such sale, even if consummated, will not generate sufficient proceeds to ultimately provide any return of invested capital to the holders of the Company's stock. The Company believes that any proceeds received from the sale of the Project will be paid to creditors. Consequently, after, or as a part of a sale of the Company's interest in the Project, the Company believes that it is likely that it, or certain of its subsidiaries, will seek protection under the Federal Bankruptcy Code.

ITEM 7.  EXHIBITS.

Exhibit
Number            Description

99.1              Press Release, dated December 15, 1997

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      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    KENETECH Corporation
                                  (registrant)


Date: December 17, 1997                By:/s/ Mark D. Lerdal
                                          Mark D. Lerdal
                                          President and Chief Executive Officer




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      EXHIBIT INDEX

      The following Exhibits are hereby filed as a part of this Current Report on Form 8-K:

Exhibit                                                     Page
Number            Description                               Number

99.1              Press Release, dated December 15, 1997       5






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                                EXHIBIT 99.1
                     PRESS RELEASE, DATED DECEMBER 15, 1997

Enron Corp.
P. O. Box 1188
Houston, TX 77251-1188

News Release

Margarita Bernal
(713) 853-7161

ENRON/KENETECH CONSORTIUM COMPLETES FINANCING OF PUERTO RICO POWER PROJECT

FOR IMMEDIATE RELEASE:  Monday, December 15, 1997

HOUSTON - Enron International, a wholly-owned subsidiary of Enron Corp., (Enron), and KENETECH Energy Systems, Inc., a wholly-owned subsidiary of KENETECH Corporation, (KENETECH) announced today that financial close has been achieved on the $670 million EcoElectrica LNG Terminal and Cogeneration Project. Enron and KENETECH jointly developed and each own 50 percent of the project, which will be located in the Penuelas/Guayanilla area on the south coast of Puerto Rico.

The power plant portion of the project, an approximately 500 megawatt combined cycle power facility, will be fueled primarily by liquefied natural gas (LNG). The LNG will be imported from Trinidad under a long term contract with Cabot LNG and delivered at the project's receiving terminal which includes a pier, docking and unloading facilities, and a one million barrel LNG storage tank. When completed, the project will be the first in the world to combine a private power plant and an LNG terminal as part of the same project financing. It will also be the first opportunity for natural gas -- the cleanest of all fossil fuels -- to be used to generate electricity in Puerto Rico, which presently uses oil for 98% of its power generation. Construction activities will begin immediately, with commercial operations slated for the 4th quarter of 1999.

Power produced by the facility will be sold solely to the Puerto Rico Electric Power Authority (PREPA) under a 22 year power purchase agreement. Miguel A. Cordero, executive director of PREPA, considers the culmination of this financial process to be a solid step towards the diversification of sources of electricity, a principal goal of the authority.

"The construction of the EcoElectrica Project will not only provide our system with additional highly reliable capacity to meet the increasing demands for the next century, but will mark a historic moment in the development of our electrical system, which frees us of the dependency on oil," Cordero stated.

In addition to the power plant and the LNG facility, the EcoElectrica Project includes a desalination plant that will utilize waste heat to produce approximately two million gallons of clean water per day for use in the power plant and to supplement the public water supplies in the area. The project will generate over 500 jobs during the construction phase and contribute significantly to the local economy.

"We are very pleased we are getting an opportunity to contribute to the island's fuel diversification and to the revitalization of the Penuelas/Guayanilla area," said Mark Lerdal, CEO and president of KENETECH Corp.

"We are also very pleased to see this project brought to financial closure and construction underway," said Rebecca P. Mark, chairman and CEO of Enron International. "It will provide a clean, reliable and economically attractive power source for Puerto Rico and significantly reduce greenhouse gases and other pollutants on the island."

The project will be constructed on a turnkey basis by an Enron affiliate. As part of the financial closing, KENETECH's CNF Industries subsidiary sold its 50% interest in the construction contract to Enron for $15 million plus accrued expenses. Approximately $600 million of non-recourse construction and permanent financing for the project is being provided on a fully underwritten basis by ABN AMRO Bank and Bank Paribas.




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Enron Corp., one of the world's largest  integrated  natural gas and electricity companies with approximately $23 billion in assets, operates one of the largest natural gas transmission systems in the world; is the largest marketer of natural gas and electricity in North America; is a leading participant in liberalized energy markets in the United Kingdom and the Nordic Countries; markets natural gas liquids worldwide; manages the largest portfolio of fixed-price natural gas risk management contracts in the world; is among the leading entities arranging new capital to the energy industry; owns a majority
interest  in  Enron  Oil  &  Gas  Company,   one  of  the  largest   independent
(non-integrated) exploration and production companies in the United States; owns and manages operating power plants and natural gas pipelines around the world; is one of the largest independent developers and producers of electricity in the world; and is a major supplier of solar and wind energy worldwide. Enron's internet address is www.enron.com and its common stock is traded under the ticker symbol, "ENE."


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